Exhibit 5.2

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                May 1, 2012

Aflac Incorporated

1932 Wynnton Road

Columbus, Georgia 31999

Re: Aflac Incorporated Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special New York counsel to Aflac Incorporated, a Georgia corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of an unspecified amount of securities of the Company for unspecified aggregate proceeds, consisting of: (i) senior unsecured debt securities of the Company, in one or more series (the “Senior Debt Securities”), which may be issued under a senior indenture (the “Senior Debt Indenture”), dated, May 21, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee and (ii) subordinated unsecured debt securities of the Company, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which may be issued under a subordinated indenture (the “Subordinated Debt Indenture” and, together with the Senior Debt Indenture, the “Indentures”), proposed to be entered into between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the trustee under the Senior Debt Indenture and the Subordinated Debt Indenture is referred to as the “Trustee”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Aflac Incorporated

May 1, 2012

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a) the Registration Statement;

(b) the Senior Debt Indenture, filed as an exhibit to the Registration Statement;

(c) the form of Subordinated Debt Indenture, filed as an exhibit to the Registration Statement;

(d) the Statement of Eligibility and Qualification on Form T-1, under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee under the Senior Debt Indenture, filed as an exhibit to the Registration Statement; and

(e) the Statement of Eligibility and Qualification on Form T-1, under the Trust Indenture Act, of the Trustee under the Subordinated Debt Indenture, filed as an exhibit to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto (including the Company) have been duly organized and are and will continue to be validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization, and had or will have the power, corporate or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except to the extent set forth in the opinion set forth below, that such documents constitute or will constitute valid and binding obligations of such parties. We have also assumed that the Debt Securities and the Subordinated Debt Indenture will be duly authorized, executed and delivered in substantially the form reviewed by us. In addition, we have

Aflac Incorporated

May 1, 2012

assumed that the terms of the Debt Securities will have been established so as not to, and that the execution and delivery by the Company of and the performance of its obligations under, the Subordinated Debt Indenture and the Debt Securities will not violate, conflict with or constitute a default under, and the execution and delivery by the Company of the Senior Debt Indenture did not, and the performance by the Company of its obligations thereunder will not, violate, conflict with or constitute a default under, (i) the articles of incorporation or the bylaws of the Company; (ii) any law, rule or regulation to which the Company is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. We have also assumed that the Company has been duly authorized and is and will continue to be validly existing under the laws of the State of Georgia and that (i) the Company has duly authorized the filing of the Registration Statement under the laws of the State of Georgia; (ii) prior to the issuance of any Debt Securities, the Company will have duly authorized the issuance and terms of the Debt Securities under the laws of the State of Georgia; (iii) prior to the issuance of any Debt Securities, the Subordinated Debt Indenture, and each certificate or other executed document evidencing the Debt Securities will be duly authorized, executed and delivered by the Company under the laws of the State of Georgia; (iv) the Senior Debt Indenture has been duly authorized, executed and delivered by the Company under the laws of the State of Georgia; (v) the choice of New York law in the Indentures is legal and valid under the laws of other applicable jurisdictions; (vi) the execution and delivery by the Company of the Subordinated Debt Indenture and the performance by the Company of its obligations thereunder did not and will not violate or conflict with, and the execution and delivery by the Company of the Senior Debt Indenture did not, and the performance by the Company or its obligations thereunder will not violate or conflict with, any laws of the State of Georgia and (vii) the Company has and will have complied with all aspects of the laws of the State of Georgia in connection with the issuance of the Debt Securities as contemplated by the Registration Statement. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, and others.

Our opinions set forth herein are limited to those laws of the State of New York and the federal laws of the United States of America, in each case, that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than

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May 1, 2012

Opined on Law or as to the effect of any jurisdiction other than Opined on Law on the opinions herein stated. The Debt Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

The opinions set forth below are subject to the following qualifications, further assumptions and limitations:

(i) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

(ii) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby;

(iii) the validity or enforcement of any agreements or instruments may be limited by requirements that a claim with respect to any Offered Debt Securities (as defined below) denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law;

(iv) the validity or enforcement of any agreements or instruments may be limited by governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies; and

(v) to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Senior Debt Indenture or the Subordinated Debt Indenture, the opinions stated herein are rendered solely in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and are subject to the qualification that such enforceability may be limited by, in each case, the terms of such sections 5-1401 and 5-1402, as well as by principles of public policy, comity or constitutionality.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

Aflac Incorporated

May 1, 2012

With respect to any series of Debt Securities to be offered pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, a purchase agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by each party thereto; (iv) the terms of the Offered Debt Securities and the issuance and sale have been duly established in conformity with the applicable Indenture and so as not to violate any, or result in a default under or breach of any agreement or instrument binding upon the Company; (v) if the Offered Debt Securities are to be issued and sold pursuant to the Subordinated Debt Indenture, the Subordinated Debt Indenture has been duly executed and delivered by the Company and the other parties thereto; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold or otherwise distributed in accordance with the applicable Indenture and the applicable purchase agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

        Very truly yours,

        /s/ Skadden, Arps, Slate, Meagher & Flom LLP